Exhibit (a)(1)(v)

Offer to Purchase for Cash

By

SOCKET MOBILE, INC.

Of up to 1,250,000 Shares of Its Common Stock

At a Purchase Price not Greater Than $4.25 per Share

Nor Less Than $3.75 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 9, 2018, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

February 2, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated February 2, 2018 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Socket Mobile, Inc., a Delaware corporation (“Socket Mobile”), to purchase for cash up to 1,250,000 shares of its common stock, par value $0.001 per share (the “Shares”), at a price not greater than $4.25 nor less than $3.75 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer, Socket Mobile will determine a single per share price, not greater than $4.25 nor less than $3.75 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for Shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of Shares tendered and the prices specified by tendering stockholders. Promptly after the Expiration Date, Socket Mobile will look at the prices chosen by stockholders for all of the Shares properly tendered. Socket Mobile will then select the lowest purchase price (in multiples of $0.05) (such purchase price, the “Final Purchase Price”) within the price range specified above that will allow it to purchase 1,250,000 Shares. If fewer than 1,250,000 Shares are properly tendered, Socket Mobile will select the price that will allow it to purchase all Shares that are properly tendered and not properly withdrawn. All Shares purchased in the Offer will be purchased at the Final Purchase Price, including those Shares tendered at a price lower than the Final Purchase Price. However, because of the “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase, Socket Mobile may not purchase all of the Shares tendered at or below the Final Purchase Price if more than 1,250,000 Shares are properly tendered and not properly withdrawn. Socket Mobile reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the number of Shares sought in the Offer, in each case subject to applicable law. Socket Mobile reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, in each case subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if more than 1,250,000 Shares (or such greater number of Shares as Socket Mobile may elect to accept for payment, subject to applicable law) have been properly tendered at prices at or below the Final Purchase Price, and not properly withdrawn before the Expiration Date, Socket Mobile will purchase Shares in the following order of priority: (i) first, from all holders of “odd lots” of less than 100 Shares who properly tender all their Shares at or below the Final Purchase Price and do not properly withdraw them before the Expiration Date (partial tenders will not qualify for this preference); (ii) second, from all other stockholders who properly tender Shares at or below the Final Purchase Price and do not properly withdraw them before the Expiration Date, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional Shares; and (iii) third, only if necessary to permit Socket Mobile to purchase 1,250,000 Shares (or such greater number of Shares as Socket Mobile may elect to accept for payment, subject to applicable law), from holders who have tendered Shares subject to the condition that a specified minimum number of the holder’s Shares be purchased if any Shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) and who have not properly withdrawn them before the Expiration Date, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares. Therefore, it is possible that Socket Mobile will not purchase all of the Shares tendered by a stockholder even if such stockholder tenders its Shares at or below the Final Purchase Price. Socket Mobile will return all Shares tendered and not purchased pursuant to the Offer, including Shares tendered at prices greater than the Final Purchase Price and Shares not purchased because of proration or conditional tenders, to the tendering stockholders at Socket Mobile’s expense, promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

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Socket Mobile’s directors and executive officers have advised Socket Mobile that they do not intend to tender their Shares in the Offer. See Section 11 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Shares at prices not greater than $4.25 nor less than $3.75 per Share, as indicated in the attached Instruction Form, net to you in cash, less applicable withholding taxes and without interest. Prices may be specified in increments of $0.05.
2.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.
3.	The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.
4.	The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on March 9, 2018, unless Socket Mobile extends the Offer.
5.	The Offer is for 1,250,000 Shares, which represents approximately 17.8% of Socket Mobile’s issued and outstanding Shares as of December 31, 2017.
6.	Tendering stockholders who are tendering Shares held in their name or who tender their Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Socket Mobile, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Socket Mobile’s purchase of Shares under the Offer.
7.	If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.
8.	If you are an odd lot holder and you instruct us to tender on your behalf all such Shares at or below the Final Purchase Price before the Expiration Date and check the box captioned “Odd Lots” on the attached Instruction Form, Socket Mobile will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Final Purchase price and not properly withdrawn.
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9.	If you wish to condition your tender upon the purchase of all Shares tendered or upon Socket Mobile’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Socket Mobile’s purchase of Shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 9, 2018, UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares of Socket Mobile. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of Socket Mobile residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Socket Mobile’s board of directors has approved the Offer. However, neither Socket Mobile, nor any member of its board of directors, the Information Agent or the Depositary makes any recommendation to stockholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any stockholder may choose to tender Shares. Neither Socket Mobile, any member of its board of directors, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Stockholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender and the purchase price or purchase prices at which to tender.

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INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

By

SOCKET MOBILE, INC.

Of up to 1,250,000 Shares of Its Common Stock

At a Purchase Price not Greater Than $4.25 per Share

Nor Less Than $3.75 per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase dated February 2, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Socket Mobile, Inc., a Delaware corporation (“Socket Mobile” or the “Company”), to purchase for cash up to 1,250,000 shares of its common stock, $0.001 par value per share (the “Shares”), at a price not greater than $4.25 nor less than $3.75 per Share, net to the seller in cash, less any applicable withholding taxes and without interest.

The undersigned hereby instructs you to tender to Socket Mobile the number of Shares indicated below or, if no number is specified, all Shares you hold for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal, as amended or supplemented; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items that the Depositary or other withholding agent is legally required to withhold.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer. No authority herein conferred or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder will be binding upon the heirs, personal and legal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security number or other identification number, nationality, any Shares held in the Company and details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any Shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

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Number of Shares to be tendered by you for the account of the undersigned: ________________ Shares*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER—SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX BELOW UNDER “Purchase Price Tender—Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Final Purchase Price determined by Socket Mobile for the Shares is less than the price checked below. A stockholder desiring to tender Shares at more than one price must complete a separate instruction form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

[_] $3.75	[_] $3.95	[_] $4.15
[_] $3.80	[_] $4.00	[_] $4.20
[_] $3.85	[_] $4.05	[_] $4.25
[_] $3.90	[_] $4.10

 OR

(2)	PURCHASE PRICE TENDER—SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER “Auction Price Tender—Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders Shares at the Final Purchase Price as shall be determined by Socket Mobile in accordance with the terms of the Offer.

[_]	The undersigned wants to maximize the chance that Socket Mobile will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares at, and is willing to accept, the Final Purchase Price determined by Socket Mobile in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $3.75 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $3.75.

CHECK ONE, AND ONLY ONE, BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

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ODD LOTS

(See Section 6 of the Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

[_]	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
[_]	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

In addition, the undersigned is tendering Shares either (check one box):

[_]	at the Final Purchase Price as shall be determined by Socket Mobile in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share); or
[_]	at the price per Share indicated above under the caption “Auction Price Tender—Shares Tendered at Price Determined by Stockholder.”

Additionally, check the box below if applicable:

[_]	The tendered Shares represent all the Shares held by the undersigned.

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CONDITIONAL TENDER

(See Section 7 of the Letter of Transmittal)

A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[_]	The minimum number of Shares that must be purchased, if any are purchased, from me/us is: ____________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Socket Mobile may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

[_]	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

SIGNATURE

Signature(s): _____________________________________________________________________________________

Name(s): ________________________________________________________________________________________

(Please Print)

Taxpayer Identification or Social Security Number: _________________________________________________________

Address(es): _____________________________________________________________________________________

_______________________________________________________________________________________________

(Including Zip Code)

Phone Number (including Area Code): __________________________________________________________________

Date: ___________________________________________________________________________________________

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